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                                                                   Exhibit 10.82

               RECEIVED
        CARROLL COUNTY REGISTRY
009968   1997 AUG 21  PM 3:47
         /s/ Lillian O. Brookes
           REGISTER OF DEEDS

              MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
                                   (Attitash)

      THIS MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (this "mortgage" or "Mortgage") made as of August 1, 1997, by GRAND SUMMIT RESORT PROPERTIES, INC., a Maine corporation ("Mortgagor"), having a mailing address of P.O. Box 450, Sunday River Road, Bethel, ME 04217 in favor of TEXTRON FINANCIAL CORPORATION, a Delaware corporation, as administrative agent for Textron Financial Corporation, as lender, and Green Tree Financial Servicing Corporation, as lender (collectively, the "Lenders") (in such capacity herein referred to as the "Mortgagee"), having a mailing address of 40 Westminster Street, Providence, Rhode Island 02903.

                              W I T N E S S E T H:

      THAT Mortgagor has entered into a certain Loan and Security Agreement (as amended from time to time, the "LSA"), dated as of August 1, 1997, with Mortgagee and the Lenders, pursuant to which, among other things, the Lenders have agreed, subject to the terms and conditions therein stated, to make one or more loan advances to the Mortgagor in the aggregate maximum principal amount of FIFTY-FIVE MILLION DOLLARS ($55,000,000), as evidenced by Mortgagor's promissory notes, dated August 15, 1997, in said aggregate principal amount (as amended, restated, extended, renewed or otherwise modified from time to time, collectively, the "Note"), in which Note Mortgagor promises to pay said principal amount (or so much thereof as may be outstanding from time to time), together with interest thereon at a variable per annum rate of interest equal to the greater of (a) 9.25%, or (b) the sum of (i) 1.5%, plus (ii) the Prime Rate (as defined in the LSA) then in effect for such month, as more particularly set forth in the LSA, and other amounts at the rates, at the times, and in amounts as in the Note or LSA provided, until the entire principal and accrued interest have been paid, but in any event, the unpaid balance (if any) remaining due on the Note shall be due and payable not later than December 1, 2000 ("Maturity Date");

      THAT all capitalized terms that are not otherwise defined herein shall have the meanings ascribed to such terms in the LSA; and

      THAT in order to secure the indebtedness evidenced by the Note, Mortgagor has entered into certain Security Documents (including the LSA).

      NOW, THEREFORE, to secure the payment of the aforesaid indebtedness and all future advances made in accordance with the terms and conditions hereof, of the Note, and of the LSA, and all extensions, renewals, refinancings, replacements and substitutions thereof,

After recording please return to:

Jeffery S. Kuperstock, Esq.
Hebb & Gitlin
A Professional Corporation
One State Street
Hartford, Connecticut 06103

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and the performance of the covenants and agreements contained herein and therein and in the Security Documents, and also to secure the payment of any and all other indebtedness, direct or contingent, that may now or hereafter become owing from Mortgagor to Mortgagee or the Lenders whether under the Note, under this Mortgage, or under any other Security Document or otherwise, Mortgagor does by these presents hereby grant, mortgage, assign and transfer unto Mortgagee, as administrative agent for the Lenders, its successors and assigns forever, with MORTGAGE COVENANTS, all of the following (all of the following, together with any additional property from time to time added to the following, is hereinafter collectively referred to as the "Mortgaged Property"):

            (a) all of Mortgagor's right, title and interest in and to the "Quarter Interests" set forth on Exhibit A hereto, consisting of undivided one-quarter fee interests in the Units of the Condominium set forth on said Exhibit A, as provided for in, and as such terms are defined in, that certain Declaration of Condominium Grand Summit Hotel and Crown Club at Attitash Bear Peak, A Condominium, dated March 26, 1997, recorded on March 28, 1997, in Book 1692, at Page 989, of the Office of the Registry of Deeds of Carroll County, New Hampshire, as amended from time to time (as amended from time to time, the "Declaration"), and according to that certain map entitled "Condominium Plan Grand Summit Hotel and Crown Club at Attitash Bear Peak, A Condominium", dated March 27, 1997, and recorded as Plan Number 159 / 53-65 in the Office of the Registry of Deeds of Carroll County, New Hampshire;

            (b) all of Mortgagor's right, title and interest in respect of the Units or the "Quarter Interests", including, without limitation, (i) Mortgagor's membership interest in and to the Grand Summit Hotel Condominium Unit Owner's Association, Inc. and Mortgagor's voting rights relating thereto, (ii) Mortgagor's interest in and to all furniture, furnishings, fixtures and personal property of every nature relating thereto, (iii) Mortgagor's interest in and to any Common Areas and Limited Common Areas (as such terms are defined in the Declaration), and (iv) Mortgagor's rights to insurance or condemnation proceeds payable in respect thereof and to the proceeds of any sales, assignments or other dispositions thereof;

            (c) all of Mortgagor's rights, benefits and privileges from time to time existing under or in respect of the Declaration and any and all other documents or instruments now or hereafter relating to the Declaration, the Condominium, any Unit and/or any of the "Quarter Interests", and Mortgagor's rights relating to the management, government and administration of the affairs of the Condominium, any Unit and/or any of the "Quarter Interests";

            (d) all of Mortgagor's right, title and interest in, to and under any and all other leases, subleases, use or occupancy agreements, purchase agreements, concession agreements or other agreements of any kind now or hereafter relating to the Condominium, any Unit and/or any of the "Quarter Interests", and all rents, issues, proceeds and profits accruing and to accrue therefrom; and

            (e) all of Mortgagor's right, title and interest in and to the Convertible Land (which Convertible Land is more particularly described and defined in the Declaration), whether such right, title or interest arises under or pursuant to the Declaration,


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applicable law or otherwise, including, without limitation, Mortgagor's development rights, declarant rights and rights to construct improvements thereon, together with (i) all fixtures of any kind or nature owned by Mortgagor located on or in, or used or intended to be used in connection with the Convertible Land, the buildings, structures, improvements thereon, the Units and/or the common elements and limited common elements in respect thereof, (ii) all tenements, hereditaments, easements, appurtenances, riparian rights, water rights, mineral rights, rents, issues, profits, condemnation awards, judgments, settlements, claims, insurance proceeds and other proceeds and compensation, option payments and any and all proceeds of any sales, assignments or other dispositions, accounts, accounts receivable, option rights, contract rights, general intangibles, permits, licenses, approvals, bonuses, actions and rights in action, rights in trade names and other rights now or hereafter belonging or in any way pertaining to the Convertible Land or the buildings, structures, improvements thereon or the Units, (iii) all building materials, furniture, furnishings, equipment and all other personal property owned by Mortgagor and now or hereafter located in or on, or used or intended to be used in connection with, the Convertible Land, the buildings, structures, improvements thereon, the Units and/or the common elements and limited common elements in respect thereof, and all renewals or replacements thereof or articles in substitution therefor, whether or not the same are or shall be attached to said buildings, structures or improvements in any manner, (iv) all of Mortgagor's right, title and interest, whether now owned or hereafter acquired, in and to any construction contract, architect's contract or engineering contract in connection with the construction and development of the Convertible Lands, (v) all of Mortgagor's right, title and interest, whether now owned or hereafter acquired, in and to any payment, performance or other surety bonds obtained by any contractor or subcontractor in connection with the development and construction of the Convertible Lands and (vi) all of Mortgagor's right, title and interest, whether now owned or hereafter acquired, in and to all rents, issues, proceeds and profits accruing and to accrue from the Convertible Land;

            (f) all proceeds and after-acquired title of any of the above.

      TO HAVE AND TO HOLD the same unto the Mortgagee, as administrative agent for the Lenders, its successors and assigns forever, for the purposes and uses herein set forth.

      THIS MORTGAGE SECURES, AMONG OTHER THINGS, FUTURE ADVANCES AND FUTURE EXTENSIONS OF CREDIT. Each and every loan, future advance and other extension of credit made under the Note, the LSA or any of the other Security Documents shall be secured by this Mortgage equally with, and with the same priority as, the proceeds initially advanced in respect of the Indebtedness (as hereinafter defined). The maximum amount secured by this Mortgage is $75,000,000, which includes an aggregate maximum principal amount of $55,000,000 of debt under the Note (whether currently outstanding or by future advances), together with, interest, fees and charges under the Note or the LSA, advances by Mortgagee of taxes or assessments and/or insurance and/or other monies to protect the collateral, plus costs of collection, including attorneys' fees and all other indebtedness referred to above or otherwise herein (collectively, referred to herein as the "Indebtedness").


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      This mortgage is upon the STATUTORY CONDITIONS and upon the other terms and conditions of the Note and the Security Documents, and upon the further condition that in the event of any breach thereof or upon the occurrence of any Event of Default (as hereinafter defined), Mortgagee shall have the STATUTORY POWER OF SALE.

      To the extent permitted by law, the lien of this Mortgage shall attach automatically, without the necessity of any action by Mortgagor or any other person, to all right, title and interest of Mortgagor in and to any and all after-acquired property similar in character or type to any property constituting the Mortgaged Property. Mortgagor shall promptly execute and deliver to Mortgagee such documents and instruments as may be requested by Mortgagee to confirm such lien. Mortgagor hereby irrevocably authorizes and appoints Mortgagee the agent and attorney-in-fact of Mortgagor to execute all such documents and instruments on behalf of Mortgagor, which appointment shall be deemed to be coupled with an interest.

      Mortgagor represents that it is the absolute owner in fee simple of the Quarter- Interests described in Exhibit A, free and clear of any liens or encumbrances except as set out in Exhibit B attached hereto, and except for taxes which are not yet due or delinquent.

      Mortgagor shall forever warrant and defend the title to the Mortgaged Property against all claims and demands of all persons whomsoever and will on demand execute any additional instrument which may be required to give Mortgagee a valid first lien on all of the Mortgaged Property, except as stated in Exhibit B.

      MORTGAGOR COVENANTS AND AGREES AS FOLLOWS:

      1. Mortgagor will duly and punctually pay any and all amounts evidenced by the Note in accordance with the terms thereof and all other Indebtedness, when and as due and payable. The provisions of the Note and the LSA are hereby incorporated by reference into this Mortgage as fully as if set forth at length herein. All payments received by Mortgagee or the Lenders from Mortgagor under the Note or this Mortgage shall be applied as set forth in the LSA.

      2. Mortgagor shall not create, incur or suffer to exist any lien, security interest, encumbrance or charge on the Mortgaged Property or any part thereof, other than as permitted pursuant to the terms of the LSA. Mortgagor shall pay when due and as required by the LSA all assessments and dues and other amounts required under any declaration or other instrument affecting the Mortgaged Property.

      3. Mortgagor shall comply with all present and future statutes, laws, rules, orders, regulations and ordinances, and any easements, protective covenants or other restrictions affecting the Mortgaged Property, any part thereof or the use thereof.

      4. Mortgagor (a) shall keep or cause to be kept the Mortgaged Property in safe and good repair and condition; (b) shall not commit waste of the Mortgaged Property, and (c) shall not remove any of the fixtures or personal property included in the Mortgaged Property unless the same is promptly replaced with property of at least equal value and utility and this Mortgage becomes a valid first lien on such property or unless such removal is otherwise permitted under the LSA.


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      5. Mortgagor shall pay, or cause to be paid, all charges made by utility companies, whether public or private, for electricity, gas, heat, water, or sewer, furnished or used in connection with the Mortgaged Property or any part thereof, and will, upon written request of Mortgagee, furnish proper receipts evidencing such payment.

      6. Mortgagor shall permit the Mortgagee, the Lenders or their respective agents to enter upon the Mortgaged Property at all reasonable times for the purposes of inspecting the Mortgaged Property or any part thereof, as more particularly provided for in the LSA. Notwithstanding the foregoing, neither the Mortgagee nor any of the Lenders shall have any duty to make any such inspections.

      7. If Mortgagor fails to perform or comply with any of the covenants and agreements contained in this Mortgage or in any of the other Security Documents or if any action or proceeding is commenced which affects the Mortgaged Property or the interest of the Mortgagee therein, or the title thereto, then the Mortgagee, acting pursuant to the direction of the Required Lenders or otherwise in accordance with the LSA, may perform such covenants and agreements, defend against and/or investigate such action or proceeding, and/or pay any money which Mortgagor is required to pay hereunder or with respect to the permitted encumbrances described in Exhibit B hereto, and/or take such other action as Mortgagee or the Required Lenders deem necessary to protect their interests in the exercise of their judgment. Mortgagee shall be entitled to rely on an opinion of counsel as to the legality, validity and priority of any claim, lien, encumbrance, tax, assessment, charge and premium paid by it and shall be the sole judge of the amount necessary to be paid in satisfaction thereof. Mortgagee is hereby given the irrevocable power of attorney (which power is coupled with an interest) to enter upon the Mortgaged Property as Mortgagor's agent in Mortgagor's name to perform any and all covenants and agreements to be performed by Mortgagor as herein provided. Mortgagee will notify Mortgagor prior to or contemporaneously with any action taken by Mortgagee pursuant to this paragraph 7, provided that the failure by Mortgagee to provide such notification shall not affect any action so taken. Any amounts or expenses disbursed or incurred by Mortgagee or the Lenders pursuant to this paragraph 7, or to otherwise enforce any provisions of this Mortgage or to preserve any of the rights, powers or privileges of Mortgagee or the Lenders granted or created hereby, including, without limitation, attorneys' fees, including fees and costs incurred in any appeal, with interest thereon as hereinafter stated, shall become additional Indebtedness of Mortgagor secured by this Mortgage. Unless Mortgagor and Mortgagee agree in writing to other terms of repayment, such amounts shall be immediately due and payable, and, subject to paragraph 24 hereof, shall bear interest from the date of disbursement at the Default Rate. Mortgagee shall, at its option, be subrogated to the lien of any mortgage, deed of trust, or other lien discharged in whole or in part by the Indebtedness or by Mortgagee under the provisions hereof, and any such subrogation rights shall be additional and cumulative security for this Mortgage. Nothing contained in this paragraph 7 shall require Mortgagee or the Lenders to incur any expense or do any act hereunder, and neither Mortgagee nor the Lenders shall be liable to Mortgagor for any damages or claims arising out of action taken by Mortgagee or the Lenders pursuant to this paragraph 7 or out of any failure to so act.

      8. Mortgagor hereby irrevocably assigns to Mortgagee, as administrative agent for the Lenders, any award or payment which pursuant to the Declaration becomes payable to


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Mortgagor by reason of any taking of the Mortgaged Property, or any part thereof, whether directly or indirectly, temporarily or permanently, in or by condemnation or other eminent domain proceedings or the settlement thereof (hereinafter called "Taking"). Forthwith upon receipt by Mortgagor of notice of the institution of any proceedings or negotiations for a Taking, Mortgagor shall give notice thereof to Mortgagee. Mortgagor, notwithstanding that Mortgagee may not be a party to any such proceeding, will promptly give to Mortgagee copies of all notices, pleadings, judgments, determinations and other papers received by Mortgagor therein. Mortgagor will not consent to, or enter into, any agreement permitting or consenting to the Taking of the Mortgaged Property, or any part thereof, or providing for the conveyance thereof in lieu of condemnation, with anyone authorized to acquire the same in condemnation or by eminent domain unless Mortgagee, acting pursuant to the direction of the Required Lenders or otherwise in accordance with the LSA, shall first have consented thereto in writing. All awards or payments payable as a result of a Taking shall be paid to Mortgagee, and said awards or payments shall be applied (after first deducting expenses, including, but not limited to attorney's fees, incurred by Mortgagee or the Lenders in the collection thereof) to the reduction of Indebtedness (whether or not then due) pursuant to the LSA.

      9. (a) Mortgagor shall not create or permit to be created any subordinate lien on the Mortgaged Property or any part thereof for borrowed money or otherwise.

            (b) Mortgagor shall pay, or cause to be paid, all taxes, assessments and related charges pursuant to, and in accordance with the terms of the LSA.

            (c) Mortgagor shall maintain, or cause to be maintained, policies of insurance and shall pay the premiums associated therewith pursuant to, and in accordance with the terms of the LSA.

            (d) Mortgagor shall not sell, convey or transfer the Mortgaged Property other than as permitted in the LSA.

            (e) Mortgagor shall perform each of its obligations, and shall enforce each obligation of third-parties, under every lease or other agreement that is assigned to Mortgagee pursuant to this Mortgage. Mortgagor shall perform each of its obligations as declarant under the Declaration.

      10. Mortgagor hereby assigns to Mortgagee, as administrative agent for the Lenders, directly and absolutely, and not merely collaterally, the rents, issues, profits, proceeds, security deposits, royalties, and other payments payable under or in respect of all leases, subleases, use or occupancy agreements, purchase agreements, concession agreements or other agreements now or hereafter burdening or affecting the Mortgaged Property or any part thereof, and all of Mortgagor's right, title, interest and income accruing to Mortgagor under any contracts for the sale, transfer and other conveyance of the Mortgaged Property or any part thereof, with the right to receive the same and apply them to the Indebtedness as provided in the LSA, provided that prior to the existence of an Event of Default and subject to the Mortgagor's undertakings and the rights and remedies of the Mortgagee hereunder and in the LSA, Mortgagor is authorized to collect such rents, issues, profits, proceeds, security deposits, royalties, and other payments. During the occurrence of


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an Event of Default, all such rents, issues, profits, proceeds, security deposits, royalties, and other payments shall be accepted and held for Mortgagee in trust and shall not be commingled with the funds and property of Mortgagor, but shall be promptly paid over to Mortgagee.

      11. It is the intention of Mortgagor and Mortgagee that the assignment effectuated by this Mortgage with respect to the aforesaid rents, issues, profits, proceeds, security deposits, royalties, and other payments payable under the leases, subleases, use or occupancy agreements or other agreements now or hereafter burdening or affecting the Mortgaged Property or any part thereof (collectively, the "Leases"), and other amounts payable under such Leases shall be a direct and currently effective assignment and shall not constitute merely the granting of a lien, security interest or pledge for the purpose of securing the Indebtedness secured hereby. In the event that a court of competent jurisdiction determines that, notwithstanding such expressed intent of the parties, Mortgagee's interest in such rents, issues, profits, proceeds, security deposits, royalties, and other payments and amounts payable under the Leases constitutes a lien on or security interest in or pledge thereof, it is agreed and understood that the forwarding of a notice to Mortgagor after the occurrence of a default, advising Mortgagor of the revocation of any authorization then in favor of Mortgagor to collect such rents or other amounts payable under the Leases, or of the existence of a default, shall be sufficient action by Mortgagee to (a) perfect and/or enforce such lien on or security interest in or pledge of such rents, issues, profits, proceeds, security deposits, royalties, and other payments and other amounts payable under the Leases (to the extent such lien, security interest or pledge shall not have theretofore been perfected or enforced under applicable law) and (b) entitle Mortgagee to immediate and direct payment of such rents, issues, profits, proceeds, security deposits, royalties, and other payments payable and other amounts payable under the Leases (to the extent Mortgagee shall not have theretofore had the right to immediately and directly receive such rents, issues, profits, proceeds, security deposits, royalties, and other payments), for application as provided in this paragraph 11, all without the necessity of any further action by Mortgagee, including, without limitation, any action to obtain possession of the Mortgaged Property. Mortgagee may apply any such rents, issues, profits, proceeds, security deposits, royalties and other payments so received or collected, less costs and expenses of operation and collection, including attorneys' fees and costs and attorneys' fees and costs on appeal, upon any Indebtedness secured hereby, at Mortgagee's option and in such order as Mortgagee may determine, all pursuant to the direction of the Required Lenders or otherwise in accordance with the LSA, and, if such costs and expenses and attorneys' fees and costs shall exceed the amount received or collected, the excess shall be immediately due and payable. Notwithstanding the direct and absolute assignment of the rents and other amounts payable under the Leases as herein described, there shall be no pro tanto reduction in any portion of the Indebtedness secured by this Mortgage except with respect to rents and other amounts payable under the Leases actually received by Mortgagee and applied by Mortgagee toward payment of the Indebtedness, as provided for in the LSA. The receipt collection of any rents, issues, profits, proceeds, security deposits, royalties and other payments and the application thereof as aforesaid shall not (i) be deemed to constitute mortgagee-in-possession, or (ii) cure or waive any Event of Default or notice of default hereunder or under any other Security Document or invalidate any act done pursuant to such notice. Failure or discontinuance of Mortgagee at any time, or from time to time, to receive or collect any such moneys shall not impair in any manner the subsequent enforcement by Mortgagee of the right, power and authority herein


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conferred on Mortgagee. Nothing contained herein, including the exercise of any right, power or authority herein granted to Mortgagee, shall be, or be construed to be, an affirmation by Mortgagee or any of the Lenders of any tenancy, lease or option, or an assumption of liability under, or the subordination of the lien or charge of this Mortgage to any such tenancy, lease or option. Mortgagor hereby agrees that, in the event Mortgagee exercises its rights as in this paragraph provided, Mortgagor waives any right to compensation for the use of Mortgagor's furniture, furnishings or equipment located in or at the Mortgaged Property for the period such assignment of rents or receivership is in effect, it being understood that the rents, issues, profits, proceeds, security deposits, royalties, other payments and installments of money derived from the use of any such items shall be applied to Mortgagor's obligations hereunder as above provided.

      12. The occurrence of an "Event of Default" under, and as defined in, the LSA shall constitute an event of default (an "Event of Default") under this Mortgage.

      13. Upon the occurrence of any Event of Default, in addition to any other rights or remedies provided in this Mortgage, the Security Documents, at law, in equity or otherwise, Mortgagee shall have the STATUTORY POWER OF SALE and shall have the right to foreclose the lien hereof. In any suit to foreclose the lien hereof and in any sale of the Mortgaged Property (whether pursuant to the statutory power of sale or otherwise and whether as an entirety or in separate portions), there shall be allowed and included as additional Indebtedness payable by Mortgagor to Mortgagee and secured hereby, all expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee for attorneys' fees and costs, including attorneys' fees and costs on appeal, appraisers' fees, auctioneer's and/or broker's commissions and fees, expenditures for documentary and expert evidence, stenographer's charges, publication and advertising costs, survey costs, environmental audits and costs (which may be estimated as to items to be expended after the entry of any decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, Torrens certificates and similar data and assurances with respect to title as Mortgagee deems reasonably necessary either to prosecute such suit or to consummate such sale or to evidence to bidders at any sale the true condition of the title to or the value of the Mortgaged Property.

      14. This Mortgage is subject to the STATUTORY CONDITIONS and upon the further condition that all covenants and agreements of Mortgagor herein and in the Security Documents shall be fully or timely performed, time being of the essence under this Mortgage. No breach of the STATUTORY CONDITIONS or any such other covenant or agreement shall be permitted, and in the event of any such breach or upon the occurrence of any Event of Default, Mortgagee shall have the STATUTORY POWER OF SALE, and this mortgage shall be subject to foreclosure as provided by NHRSA 479:25 et seq., as amended, or as otherwise provided by law, and Mortgagee may also (i) take any one or more of the actions and exercise and enforce any one or more of the rights, powers and remedies provided in this Mortgage or in any of the other Security Documents, or (ii) exercise and enforce any other right, power or remedy available to Mortgagee, at law or in equity. Mortgagee may take such actions and exercise and enforce such rights, powers and remedies, at Mortgagee's option, separately or concurrently and in such order as Mortgagee may desire, either with or without entry in or on or taking possession of all or any part of the Mortgaged Property and whether


                                       8
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or not all or any part of the Indebtedness shall have been declared to be immediately due and payable or shall otherwise be due and payable.

      15. The proceeds of any foreclosure sale, sale pursuant to the statutory power of sale or other sale of the Mortgaged Property in accordance with the terms hereof or as permitted by law, shall be distributed and applied as provided for in the LSA.

      16. During the continuance of any Event of Default, Mortgagor shall forthwith upon demand of Mortgagee surrender to Mortgagee possession of the Mortgaged Property, and Mortgagee shall be entitled to take actual possession of the Mortgaged Property or any part thereof personally or by its agents or attorneys, and Mortgagee acting pursuant to the direction of the Required Lenders or otherwise in accordance with the LSA, may, with or without force and with or without process of law, enter upon and take and maintain possession of all or any part of the Mortgaged Property together with all documents, books, records, papers and accounts of the Mortgagor or the then owner of the Mortgaged Property relating thereto, and may exclude Mortgagor, its agents or assigns wholly therefrom, and may as attorney-in-fact or agent of the Mortgagor, or in its own name as Mortgagee and under the powers herein granted:

            (a) hold, operate, manage or control the Mortgaged Property and conduct the business, if any, thereof, either personally or by its agents, and with full power to use such measures, legal or equitable, as in its discretion it deems proper or necessary to enforce the payment or security of the income, rents, issues and profits of the Mortgaged Property, including actions for the recovery of rent, actions in forcible detainer and actions in distress for rents, hereby granting full power and authority to exercise each and every of the rights, privileges and powers herein granted at any and all times hereafter, without notice to Mortgagor;

            (b) cancel or terminate any Lease for any cause or on any ground which would entitle Mortgagor to cancel the same;

            (c) elect to cancel any Lease made subsequent to this Mortgage or subordinated to the lien hereof unless this Mortgage has specifically been made subordinate to such Lease;

            (d) extend or modify any then existing Lease and make new Leases, which extensions, modifications or new Leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the Maturity Date of the Note and the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale or other sale of the Mortgaged Property pursuant to the statutory power of sale or otherwise, it being understood and agreed that all such Leases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor and all persons whose interests in the Mortgaged Property are subject to the lien hereof and shall be binding also upon the purchaser or purchasers at any foreclosure or other sale, notwithstanding any redemption from sale, discharge of the Indebtedness secured hereby, satisfaction of any foreclosure decree, or issuance of any certificate of sale or deed to any purchaser; and


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            (e) make all necessary or proper repairs, decorating, renewals, replacements, alterations, additions, betterments and improvements to the Mortgaged Property as it may deem judicious, insure and reinsure the same and all risks incidental to Mortgagee's possession, operation and management thereof, and receive all income, rents, issues and profits.

      Neither Mortgagee nor any Lender shall be obligated to perform or discharge, nor does any such Person hereby undertake to perform or discharge, any obligation, duty or liability under any Lease, and the Mortgagor shall and does hereby agree to indemnify and to hold Mortgagee and each Lender harmless of and from all liability, loss or damage which it might incur under said Leases or under or by reason of the assignment thereof, and of and from any and all claims or demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in said Leases. Should Mortgagee or any Lender incur any such liability, loss or damage under any of said Leases, or under or by reason of the assignment thereof, or in the defense of any claims or demands, the amount thereof, including costs, expenses and attorneys' fees and costs, including attorneys' fees and costs on appeal, shall be secured hereby and Mortgagor shall reimburse Mortgagee therefor immediately upon demand, together with interest at the Default Rate from the date of payment by Mortgagee to the date of reimbursement.

      Mortgagee in the exercise of the rights and powers hereinabove conferred upon it shall have the full power to use and apply the avails, rents, issues and profits of the Mortgaged Property to the payment of or on account of the following, at the election of Mortgagee and in such order as Mortgagee may determine, in each case acting pursuant to the direction of the Required Lenders or otherwise in accordance with the LSA:

            (i) to the payment of the expenses of operating the Mortgaged Property, including cost of management and leasing thereof (which shall include reasonable compensation to Mortgagee and its agent or agents if management is delegated to an agent or agents, and shall also include lease commissions and other compensation and expenses of seeking and procuring tenants and entering into Leases), established claims for damages, if any, and premiums on insurance as hereinabove authorized;

            (ii) to the payment of taxes and special assessments now due or which may hereafter become due on the Mortgaged Property;

            (iii) to the payment of all repairs, decorating, renewals, replacements, alterations, additions, betterments and improvements of the Mortgaged Property and of placing the Mortgaged Property in such condition as will in the judgment of Mortgagee make it readily rentable; and/or

            (iv) to the payment of any Indebtedness secured hereby or any deficiency which may result from any foreclosure sale or other sale of the Mortgaged Property pursuant to the statutory power of sale or otherwise.

      17. During the continuance of any Event of Default under this Mortgage, Mortgagee, acting pursuant to the direction of the Required Lenders or otherwise in accordance with the LSA, may apply to any court having jurisdiction for the appointment of a receiver of the Mortgaged Property. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Mortgagor at the time of application for such receiver and without regard to the then value of the Mortgaged Property or the adequacy of Mortgagee's security. The receiver shall have power to collect the rents, issues and profits of the Mortgaged Property during the pendency of any foreclosure proceedings and, in case of a sale, during the full redemption period, if any, as well as during any further times when Mortgagor, except for the intervention of such receiver, would be entitled to collect such rents, issues and profits. In addition, the receiver shall have all other powers which shall be necessary or are usual in such cases for the protection, possession, control, management and operation of the Mortgaged Property during the whole of said period. The court from time to time may authorize the receiver to apply the net income in his hands at Mortgagee's election and in such order as Mortgagee may determine (in accordance with the LSA) in payment in full or in part of:

            (i) the Indebtedness secured hereby or provided by any decree foreclosing this mortgage, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to foreclosure sale; and

            (ii) the deficiency in case of a sale and deficiency.

      18. (a) Mortgagor agrees that all costs, charges and expenses, including attorneys' fees, incurred or expended by Mortgagee or any of the Lenders arising out of or in connection with any action, proceeding or hearing, legal, equitable or quasi-legal, including the preparation therefor and any appeal therefrom, in any way affecting or pertaining to this Mortgage, the Note, the LSA, the other Security Documents or the Mortgaged Property, shall be promptly paid by Mortgagor. All such sums not promptly paid by Mortgagor shall be added to the Indebtedness secured hereby and shall bear interest at the Default Rate from the date of such advance and shall be due and payable on demand.

            (b) Mortgagor hereby agrees that upon the occurrence of an Event of Default and the acceleration of the principal sum secured hereby pursuant to the LSA, to the full extent that such rights can be lawfully waived, Mortgagor hereby waives and agrees not to insist upon, plead, or in any manner take advantage of, any notice of acceleration, any stay, extension, exemption, homestead, marshaling or moratorium law or any law providing for the valuation or appraisement of all or any part of the Mortgaged Property prior to any sale or sales thereof under any provision of this Mortgage or before or after any decree, judgment or order of any court or confirmation thereof, or claim or exercise any right to redeem all or any part of the Mortgaged Property so sold and hereby expressly waives to the full extent permitted by applicable law on behalf of itself and each and every person or entity acquiring any right, title or interest in or to the all or any part of the Mortgaged Property, all benefit and advantage of any such laws which would otherwise be available to Mortgagor or any such person or entity, and agrees that neither Mortgagor nor any such person or entity will invoke or utilize any such law to otherwise hinder, delay or impede the exercise of any remedy granted or delegated to Mortgagee herein but will permit the exercise of such remedy as though any such laws had not been enacted. Mortgagor hereby further expressly waives to the full extent permitted by applicable law on behalf of itself and each and every person or entity acquiring any right, title or interest in or to all or any part of the Mortgaged Property any and all rights of redemption from any sale (whether pursuant to the statutory power of sale or otherwise) or any order or decree of foreclosure obtained pursuant to provisions of this mortgage.

      19. (a) Mortgagor has executed and delivered that certain Assignment of Leases and Rents assigning to Mortgagee, as administrative agent, directly and absolutely, and not merely collaterally, the interest of Mortgagor as lessor under the existing leases of the Mortgaged Property, as well as all other leases which may hereafter be made in respect of the Mortgaged Property, and the rents and other income arising thereunder and from the use and/or sale of the Mortgaged Property. Said Assignment of Leases and Rents grants to Mortgagee, as said administrative agent, specific rights and remedies, and such rights and remedies so granted shall be cumulative of those granted herein.

            (b) Upon any foreclosure sale, Mortgagee on behalf of all of the Lenders or any Lender on its own behalf (in either case in accordance with the LSA) may bid for and purchase all or any part of the Mortgaged Property and, upon compliance with the terms of sale, may hold, retain, possess and dispose of such property in its own absolute right without further accountability. Upon any foreclosure sale, Mortgagee or such Lender may, if permitted by law, and after allowing for costs and expenses of the sale, compensation and other charges, in paying the purchase price, apply all or any part of the Indebtedness in lieu of cash to the extent of the net proceeds of such sale distributable to the Lenders or such Lender in respect of such Indebtedness.

      20. All rights and remedies granted to Mortgagee or any of the Lenders in the Security Documents shall be in addition to and not in limitation of any rights and remedies to which they are entitled in equity, at law or by statute, and the invalidity of any right or remedy herein provided by reason of its conflict with applicable law or statute shall not affect any other valid right or remedy afforded to Mortgagee or any Lender. No waiver of any Event of Default or of any default in the performance of any covenant contained in the Note or the LSA or any other instrument securing the Note or the LSA shall at any time thereafter be held to be a waiver of any rights of the Mortgagee or the Lenders hereunder, nor shall any waiver of a prior Event of Default or default operate to waive any subsequent Event of Default or default. All remedies provided for herein, in the Note, in the LSA and in any other instrument securing or guarantying all or any portion of the Note or the Indebtedness evidenced thereby are cumulative and may, at the election of Mortgagee in accordance with the LSA, be exercised alternatively, successively, or concurrently. No act of Mortgagee or any Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision or to proceed against one portion of the Mortgaged Property to the exclusion of any other portion.

            21. Mortgagee and the Lenders may enforce their rights, powers and remedies with respect to, and realize upon any guaranty of all or any part of the Indebtedness secured hereby or any additional security now or hereafter held by Mortgagee or the Lenders in connection with all or any part of the Indebtedness secured hereby, either before or concurrently with or after a foreclosure or other enforcement of this Mortgage (including, without limitation, any sale of the Mortgaged Property pursuant to the Statutory Power of Sale) or of any of the other Security Documents, without being deemed to have waived any rights, benefits, liens or security interests evidenced by or arising under or in connection with this Mortgage or any of the other Security Documents and without being deemed to have made an election thereby or to have accepted the benefits of any of such guaranties or such additional security (or the proceeds thereof) in full settlement of such Indebtedness secured hereby and of their rights with respect thereto. No judgment, order or decree with respect to the Note or with respect to any such guaranty or such additional security whether rendered in the State of New Hampshire or elsewhere, shall in any manner affect the security of this Mortgage, and any deficiency or other debt represented by any such judgment, order or decree shall, to the extent permitted by law, be secured by this Mortgage to the same extent that the Indebtedness shall have been secured by this Mortgage prior to the rendering of such judgment, order or decree. Mortgagor, for itself and for any and all persons who may at any time claim through or under Mortgagor, hereby irrevocably waives and releases, to the extent permitted by law, all benefit of any and all laws that would limit or prohibit the effectiveness of anything set forth in this paragraph 21.

      22. Notwithstanding anything contained herein to the contrary, neither Mortgagee nor any of the Lenders shall be under any duty to Mortgagor, any of its affiliates or any other person or entity to exercise, exhaust or first resort to all or any of the rights, powers and remedies available to Mortgagee or the Lenders, whether under the Note, this Mortgage or the other Security Documents prior to the sale of the Mortgaged Property or any other enforcement of this Mortgage. Furthermore, Mortgagor and such other persons and entities waive all rights relating to marshaling and agree that neither Mortgagee nor the Lenders shall be compelled to release any part of the security of this Mortgage or the other Security Documents or be prevented from foreclosing or enforcing this Mortgage or the other Security Documents upon all or any part of such security unless the Note and all other amounts due under the Security Documents shall have been fully and finally paid and that neither Mortgagee nor the Lenders shall be compelled to accept or allow any apportionment of the Note or said amounts to or among any of the property encumbered by this Mortgage or the other Security Documents.

      23. By accepting payment of any sum secured hereby after its due date, Mortgagee and the Lenders do not waive their right either to require prompt payment when due of all other sums or installments so secured or to declare a default for failure to pay such other sums or installments.

      24. Notwithstanding anything herein, in the Note, or in any other Security Document to the contrary, any provision contained herein which purports to obligate Mortgagor to pay any amount of interest or any fees, costs or expenses which are in excess of the Maximum Rate, as defined in and provided for in
Section 2.4(c) of the Loan and Security Document, shall be subject to such Maximum Rate and said Section 2.4(c).

      25. In the event one or more provisions of the Security Documents shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Mortgage shall be construed as if any such provision had never been contained herein.

      26. If the payment of the Indebtedness secured hereby or of any part thereof shall be extended or varied, or if any part of the security be released, all persons now or at any time hereafter liable therefor, or interested in the Mortgaged Property, shall be held to assent to such extension, variation or release, and their liability and the lien and all provisions hereof shall continue in full force, the right of recourse against all such persons being expressly reserved by Mortgagee notwithstanding such variation or release.

      27. Upon payment in full of the Indebtedness secured hereby and the performance by Mortgagor of all of the obligations imposed on Mortgagor in the Security Documents, then, these presents shall be null and void, and Mortgagee shall release this Mortgage and the lien hereof in full by proper instrument executed in recordable form. Mortgagee shall grant partial releases under this Mortgage in respect of sales of Units or the Quarter-Interests in respect of the Mortgaged Property as provided for in Section 3.15 of the LSA.

      28. Any notice which any party hereto may desire or be required to give to the other shall be deemed to be an adequate and sufficient notice if given in conformity with the requirements of Section 11.4 of the LSA.

      29. This Mortgage and all the provisions hereof shall extend to and be binding upon Mortgagor and all persons claiming by, under or through Mortgagor, and the word "Mortgagor" when used herein shall include all such persons and all persons liable for the payment of the Indebtedness secured hereby or any part thereof, whether or not such persons have executed the Note, this Mortgage or any other Security Document. The word "Mortgagee" as used herein shall include the successors and assigns of the Mortgagee named herein. Each and every decision, determination, estimate, request, consent or similar matter to be made or given by Mortgagee from time to time pursuant to or in connection with this Mortgage or any of the other Security Documents shall be within Mortgagee's sole, absolute and unlimited discretion (subject to the rights of the Lenders set forth in the LSA). All rights, powers and remedies of Mortgagee under this Mortgage or any of the other Security Documents may be exercised by Mortgagee itself or by its officers, employees, agents, contractors, attorneys or other representatives.

      30. Mortgagor has had the opportunity to fully negotiate and modify the terms of this Mortgage. Therefore, the terms of this Mortgage shall be construed and interpreted without any presumption, inference, or rule requiring construction or interpretation of any provision of this Mortgage against the interest of the party causing this Mortgage or any portion of it to be drafted. Mortgagor is entering into this Mortgage freely and voluntarily without any duress, economic or otherwise. Mortgagor acknowledges that it has received an accurate and complete copy of this instrument.

      31. The substantive laws of the State of New Hampshire shall govern the validity, construction, enforcement and interpretation of this Mortgage, to the extent required by principles of conflicts of laws recognized in such State; otherwise, the laws of the State of Maine shall govern.

      32. MORTGAGOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED ARISING OUT OF THIS MORTGAGE, THE NOTE, THE LSA, ANY OTHER SECURITY DOCUMENT, THE COLLATERAL OR ANY ASSIGNMENT THEREOF OR

BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER AMONG MORTGAGOR, THE LENDERS AND/OR THE MORTGAGEE OF ANY KIND OR NATURE.

      33. The Mortgagor represents and warrants that this Mortgage and the Indebtedness secured hereby is for the sole purpose of conducting or acquiring a lawful business, professional or commercial activity or for the acquisition or management of real or personal property as a commercial investment, and all proceeds of such Indebtedness shall be used for said business or commercial investment purpose and that the Mortgaged Property secured hereby is not a residence or homestead or used for mining, grazing, agriculture, timber or farming purposes.

      34. Unless Mortgagee shall otherwise direct in writing, Mortgagor shall appear in and defend all actions or proceedings purporting to affect the security hereunder, or any right or power of the Mortgagee. The Mortgagee (on behalf of the Lenders) shall have the right to appear in such actions or proceedings. Mortgagor shall save Mortgagee and each Lender harmless from all costs and expenses, including attorneys' fees and costs of a title search, continuation of abstract and preparation of survey, incurred by reason of any action, suit, proceeding, hearing, motion or application before any court or administrative body in and to which Mortgagee or any Lender may be or become a party by reason hereof. Such proceedings shall include but not be limited to condemnation, bankruptcy, probate and administration proceedings, as well as any other action, suit, proceeding, right, motion or application wherein proof of claim is by law required to be filed or in which it becomes necessary to defend or uphold the terms of this Mortgage or otherwise purporting to affect the security hereof or the rights or powers of Mortgagee or any Lender. All money paid or expended by Mortgagee or any Lender in that regard, together with interest thereon from date of such payment at the Default Rate shall be additional Indebtedness secured hereby and shall be immediately due and payable by Mortgagor without notice.

      35. The Mortgaged Property is not homestead property; and Mortgagor releases all rights of homestead and other interests therein.

      36. This Mortgage is a fixture filing pursuant to the Uniform Commercial Code of the State of New Hampshire.

      [Remainder of page intentionally blank; next page is signature page]

      IN WITNESS WHEREOF, Mortgagor has caused this mortgage to be duly executed and delivered as a sealed instrument as of the date first above written.

Signed and Acknowledged                    GRAND SUMMIT RESORT PROPERTIES, INC.
in the Presence of:


/s/ Deirdre M. O'Callaghan                 By /s/ Mark P. Girard
----------------------------               ----------------------------
Name: Deirdre M. O'Callaghan               Name: Mark P. Girard
                                           Its: Vice President

                               [Sign in black ink]

STATE OF CONNECTICUT       )
                           )    ss.
COUNTY OF HARTFORD         )

      The foregoing instrument was acknowledged before me this 14th day of August, 1997, by Mark P. Girard, the Vice President of GRAND SUMMIT RESORT PROPERTIES, INC., a Maine corporation, on behalf of said corporation.


                                    /s/ Lori L. Bridwell
                                    ---------------------------------------
                                    Notary Public
                                    My Commission Expires:

                                    LORI L BRIDWELL
                                    NOTARY PUBLIC
                                    MY COMMISSION EXPIRES NOV. 30, 2000

Grantee's Mailing Address:

Textron Financial Corporation, as administrative agent
40 Westminster Street
Providence, Rhode Island 02903

                                    EXHIBIT A

                                LEGAL DESCRIPTION

Certain condominium quarter-share units in Grand Summit Hotel and Crown Club at Attitash/Bear Peak, A Condominium, Bartlett, Carroll County, New Hampshire, as established by a Declaration of Condominium, Grand Summit Hotel and Crown Club at Attitash/Bear Peak, A Condominium, dated March 26, 1997, recorded at Book 1692, Page 989, being more particularly described in said Declaration, and as more particularly shown on As-Built Site Plans prepared by Thaddeus Thorne-Surveys, Inc., and As Built Floor Plans, prepared by JSA, Inc., all dated March 27, 1997, recorded March 28, 1997, at Plan Book 159, Pages 53 through 65, as Units:

          Unit 1 (Commercial Unit)
          Unit Number                                 Quarter-share Intervals
          102                                         1, 2 & 3
          103/105                                     2, 3 & 4
          104                                         1, 2, 3 & 4
          107                                         1, 2, 3 & 4
          109/111                                     1, 2, 3 & 4
          110                                         1, 2, 3 & 4
          114/116                                     1, 2, 3 & 4
          118                                         1, 2, 3 & 4
          120                                         1, 2, 3 & 4
          122/124                                     1, 2, 3 & 4
          125/127                                     1, 3  & 4
          126                                         1, 2, 3 & 4
          128                                         1, 2, 3 & 4
          129                                         1, 2, 3 & 4
          130                                         1 & 2
          131                                         1, 2, 3 & 4
          132                                         3
          134/136                                     1 & 3
          137                                         1, 2, 3 & 4
          138                                         3
          139                                         1, 2, 3 & 4
          140/142                                     1, 2, 3 & 4

                                   EXHIBIT A-1

          Unit Number                                 Quarter-share Intervals

          141/143                                     1, 2, 3 & 4
          144                                         1, 2, 3 & 4
          145/147                                     1, 2, 3 & 4
          149                                         1, 2, 3 & 4
          150                                         2
          152                                         1, 2, 3 & 4
          201/203                                     2
          202                                         1, 2, 3 & 4
          204                                         1, 2, 3 & 4
          205                                         3 & 4
          206/208                                     1, 2, 3 & 4
          207                                         1, 2, 3 & 4
          209/211                                     1, 3  & 4
          210/212                                     1 & 4
          213                                         1, 2, 3 & 4
          214                                         1, 2, & 3
          216                                         1, 2, 3 & 4
          219                                         1, 2, 3 & 4
          220                                         3 & 4
          221                                         1, 2, 3 & 4
          222                                         1, 2, 3 & 4
          223/225                                     1 & 2
          224/226                                     1, 2, & 3
          228/230                                     1, 2, 3 & 4
          232/234                                     1, 2, 3 & 4
          235/237                                     1, 2, 3 & 4
          236                                         1, 3 & 4
          238                                         1, 2, 3 & 4
          239                                         1
          240                                         1, 2, 3 & 4
          241                                         1, 2, 3 & 4
          243                                         1 & 2
          244                                         1, 2, 3 & 4
          245                                         1, 2, 3 & 4
          246/248                                     1, 2, 3 & 4
          247/249                                     1, 2, 3 & 4

                                   EXHIBIT A-2
          Unit Number                                 Quarter-share Intervals

          250                                         1, 2, 3 & 4
          251                                         1, 2, 3 & 4
          252/254                                     4
          253/255                                     1, 2, 3 & 4
          256/258                                     1, 2 & 4
          260                                         3 & 4
          301                                         1, 2 & 3
          302                                         2, 3 & 4
          304/306                                     1, 2, 3 & 4
          305/307                                     1, 2, 3 & 4
          308                                         1, 2, 3 & 4
          309                                         1, 2, 3 & 4
          310/312                                     3 & 4
          311                                         1, 2, 3 & 4
          314/316                                     1, 2, 3 & 4
          315                                         1, 2, 3 & 4
          317                                         1
          318/320                                     1, 2, 3 & 4
          322/324                                     1, 2, & 3
          326                                         1 & 2
          328                                         1 & 3
          330/332                                     2
          331                                         2 & 4
          333                                         1, 2, 3 & 4
          335                                         1, 2 & 4
          337                                         1, 2, 3 & 4
          333/340                                     1, 2, 3 & 4
          339                                         1, 3 & 4
          341                                         1, 2, 3 & 4
          342/344                                     1, 2, 3 & 4
          343                                         1, 2 & 3
          345                                         1 & 3
          346                                         1, 2, 3 & 4
          348                                         1, 2, 3 & 4
          350/352                                     1
          354                                         1, 2, 3 & 4

                                   EXHIBIT A-3

                                    EXHIBIT B
                              PERMITTED EXCEPTIONS

      1. Any taxes which are not yet due and payable.

      2. Rights of parties in possession of Unit 1 (the Commercial Unit) under unrecorded leases.

      3. Declaration of Easements and Restrictive Covenants by Mount Attitash Lift Corp. recorded December 1, 1993 at Book 1555, Page 97.

      4. Amended and Re-Stated Declaration of Easements by and between L.B.O. Holding, Inc. and LBO Hotel Co., recorded at Books 1674, Page 471.

      5. Those matter shown on the following Plans of Land as pertaining to Parcel 2 as shown on said Plans:

      a. "Condominium Plan Grand Summit Hotel at Attitash", prepared by Thaddeus -Thorne Surveys, Inc., dated September 18, 1996, parts I and II recorded in the Carroll County Registry of Deeds at Plan Book 157, Pages 56 and 57, as revised by revisions dated January 21, 1997, and March 25, 1997, recorded April 10, 1997, at Plan Book 159 Pages 77 and 78.

      b. Plan of Land entitled "Subdivision Plat, Grand Summit Hotel at Attitash" prepared by Thaddeus-Thorne Surveys, Inc., dated March 7, 1996, revised to May 20, 1996, recorded at Plan Book 156, Pages 40 and 41, as revised by revision dated July 11, 1996, recorded at Plan Book 157, Pages 1 and 2.

      c. As Built Site prepared by Thaddeus Thorne-Surveys, Inc., and As Built Floor Plans, prepared by JSA, Inc., all dated March 27, 1997, recorded March 28, 1997, at Plan Book 159, Pages 53 through 65.

      6. Provisions of Certificate of Registration for Grand Summit Hotel and Crown Club at Attitash Bear Peak, Bartlett, New Hampshire, dated March 27, 1997, recorded at Book 1692, Page 988,

      7. Declaration of Condominium, Grand Summit Hotel and Crown Club at Attitash Bear Peak, a Condominium, dated March 26, 1997, recorded at Book 1692, Page 989.

      8. Articles of Agreement of Grand Summit Hotel Condominium Unit Owners Association, Inc., recorded at Book 1693, Page 3.

                                   EXHIBIT B-1

      9. Notice of Lease between L.B.O. Holding Company, d/b/a Grand Summit Hotel, and MAC-GRAY Co., Inc., dated April 27, 1997, recorded at Book 1701, Page 492, referencing the laundry rooms at the Grand Summit Hotel.

      10. The provisions of NH RSA 356-B, the Condominium Act. NOTE: the rights of the Declarant to convert convertible land is subject to limitations, as set forth in the Declaration of Condominium and the Condominium Act.

                                  EXHIBIT B-2